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                                                                    EXHIBIT 23.2



                 K.Y. Nishi
                 File #: 190740


July 4, 2000




Board of Directors
Integral Technologies Inc.
3-1070 West Pender Street
Vancouver, BC  V6E 2N7

Dear Sirs:


We consent to the incorporation in the Registration Statement on Form SB-2 of our report dated November 4, 1999 relating to the consolidated balance sheets of Integral Technologies Inc. as of June 30, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended June 30, 1999 and 1998. We also consent to the incorporation in the same Registration Statement of our report dated May 10, 2000 relating to the consolidated unaudited balance sheets of Integral Technologies Inc. as of March 31, 2000 and the related unaudited consolidated statements of operations, stockholders' equity (deficit) and cash flows for the nine months ended March 31, 2000.






/s/ Pannell Kerr Forster

CHARTERED ACCOUNTANTS
Vancouver, Canada

KYN/dm